Exhibit 99.1

Momentus Inc. Announces Fourth Quarter and Full Year 2022 Financial Results
SAN JOSE, CA – March 7, 2023 – Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the "Company”), a U.S. commercial space company that offers transportation and other in-space infrastructure services, today announced its financial results for the fourth quarter and full year ended December 31, 2022.
John Rood, Momentus Chief Executive Officer, said, “Momentus took great strides in 2022 and so far in 2023 toward our goal of being one of the market leaders in in-space transportation and infrastructure services. We are one of a select number of companies that have launched orbital service vehicles into space to serve this market. We have made significant progress on our technology development, conducting the first launch of our Vigoride Orbital Service Vehicle in May 2022 and our second Vigoride launch in January 2023, which is a mission that remains underway. We deployed our first eight customer satellites in orbit. We have recruited a highly experienced group of leaders for our engineering, technology, program management, manufacturing, and supply chain organizations that we believe gives us a competitive edge over our peer group.”
Rood went on to say, “We see multiple opportunities for growth. We recently signed new and repeat commercial customers and are seeing increased interest in our services. We have begun to focus on growing our government business and are delighted that NASA contracted with us to fly two satellites on our next launch targeted for April 2023 on an important mission to study spacecraft interactions with the upper atmosphere. Finally, we’re excited about the significant interest we are seeing from U.S. Defense Department organizations in our capabilities and expect to be very competitive in winning contracts in this area.”
The space economy continues to experience significant growth. The number of small satellites launched continues to grow to historic highs and new regulations put in place by the Federal Communications Commission (FCC) requiring the de-orbit of satellites in Low Earth Orbit has combined to create a very favorable demand outlook for the services we provide.
Momentus is eager to play a key role in the vibrant and growing space economy and we look forward to showing more progress in 2023.
Fourth Quarter 2022 Business Highlights:
•Applied lessons learned from the company’s inaugural mission with Vigoride 3 to the next generation Vigoride 5 Orbital Service Vehicle (OSV).
•Completed thermal vacuum testing of Vigoride 5, concluding its rigorous environmental testing campaign.
•Integrated all customer satellites onto Vigoride 5, shipped Vigoride 5 to launch site, and completed all on-base preparation for launch including integration onto the SpaceX Falcon-9 launch vehicle.
•On January 3, 2023, subsequent to the close of the fourth quarter, Momentus launched Vigoride 5 to space onboard the SpaceX Transporter-6 mission from Cape Canaveral, Florida.
•Established communications with Vigoride 5 on its first orbital pass, deployed solar arrays, generated power nominally, commissioned the vehicle’s attitude determination system, and pressurized its propulsion system in anticipation of firing the Microwave Electrothermal Thruster.
•Signed transportation contracts with new customer CONTEC, new customer Australian Research Council Training Centre for CubeSats, Uncrewed Aerial Vehicles, and their Applications (CUAVA), repeat customer FOSSA Systems, and another repeat customer that wishes to remain anonymous.
•Subsequent to the close of the fourth quarter, completed assembly, customer integration and ground-testing of Vigoride 6, the next spacecraft that the company plans to launch on the Transporter-7 mission, which SpaceX is targeting for April 2023. Completed the Vigoride 6 Flight Readiness Review and shipped the vehicle to its launch site at Vandenberg Space Force Base in California where it has been integrated onto a SpaceX launch vehicle.

•Continued to implement the previously-announced cash-reduction plan and took steps to further extend Momentus’ cash runway.
•Subsequent to the close of the quarter, reached agreement in principle to settle certain securities class action lawsuits. Under the settlement, Momentus would pay $8.5 million to the plaintiffs, at least $4 million of which is expected to be funded by insurance proceeds.
•Subsequent to the close of the quarter, issued $10 million in stock and warrants to an institutional investor through a registered direct offering. The infusion of capital combined with the retirement of legacy challenges from the period before Momentus became a public company in August 2021, enables the Company to focus on future growth.
Conference Call Information
Momentus Inc. will host a conference call to discuss its financial results today, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To access the conference call, participants should dial +1 (800) 715-9871 and enter the conference ID number 2057180. International participants should dial +1 (646) 307-1963. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.momentus.space/events-and-presentations. A recording of the webcast will also be available following the conference call.
About Momentus Inc.
Momentus is a U.S. commercial space company that offers in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development.
Forward-Looking Statements
This press release contains certain statements which may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations; the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services; the ability of the Company to protect its intellectual property and trade secrets; the development of markets for satellite transport and in-orbit services; the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology; delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems; the ability of the Company to convert backlog or inbound inquiries into revenue; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements; the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills; product service or product or launch failures or delays that could lead customers to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on the Company’s business; the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the CFIUS Monitoring Agencies (the “Security Director”); the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and/or other risks and uncertainties. These are only some of the factors that may affect the forward-looking statements contained in this press release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The company’s filings may be accessed through the Investor Relations page of its website, investors.momentus.space, or through the website maintained by the SEC at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Fiscal Year 2022 Financial Results
MOMENTUS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Service revenue[1]	$120	$—	$299	$330
Cost of (reversal of) revenue[2] (exclusive of items shown separately below)	—	—	26	(135)
Gross profit	120	—	273	465
Operating expenses:
Research and development expenses	10,283	11,574	41,721	51,321
Selling, general and administrative expenses	10,929	13,103	49,827	48,905
Total operating expenses	21,212	24,677	91,548	100,226
Loss from operations	(21,092)	(24,677)	(91,275)	(99,761)

Other income (expense):
Decrease (increase) in fair value of SAFE notes	—	—	—	209,291
Decrease (increase) in fair value of warrants	1,803	27,505	5,185	37,330
Realized loss on disposal of asset	(54)	(17)	(168)	(17)
Interest income	489	—	522	2
Interest expense	(1,096)	(5,544)	(5,262)	(14,229)
SEC settlement	—	—	—	(7,000)
Litigation settlement, net	(4,500)	—	(4,500)	—
Other income (expense)[3]	10	5	54	(4,960)
Total other income	(3,348)	21,949	(4,169)	220,417
(Loss) income before income taxes	(24,440)	(2,728)	(95,444)	120,656
Income tax provision	—	1	—	2
Net (loss) income	$(24,440)	$(2,729)	$(95,444)	$120,654
Net (loss) income per share, basic	$(0.30)	$(0.03)	$(1.17)	$1.85
Net (loss) income per share, fully diluted	$(0.30)	$(0.03)	$(1.17)	$1.70
Weighted average shares outstanding, basic	82,805,352	79,429,672	81,546,648	65,177,873
Weighted average shares outstanding, fully diluted	82,805,352	79,429,672	81,546,648	70,918,777
1 - Prior year revenue recognized related to the cancellation of customer contracts, resulting in the forfeiture of customer deposits
2 - The reduction of cost of revenue represents the reversal of a contingency recorded during the prior year for loss contracts related to free slots on future missions. During the prior year ended December 31, 2021, the Company signed amendments or terminations with those customers such that the services will no longer be free of charge. The reversed contingency was offset by costs incurred related to one of the cancelled contracts.
3 - Other expenses during the year ended December 31, 2021 were due to the transaction costs allocated to the liability-classified warrant assumed in connection with the Business Combination.

MOMENTUS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$61,094	$160,036
Restricted cash, current	1,007	197
Insurance receivable	4,000	—
Prepaids and other current assets	10,173	9,431
Total current assets	76,274	169,664
Property, machinery and equipment, net	4,016	4,829
Intangible assets, net	337	349
Operating right-of-use asset	6,441	7,604
Deferred offering costs	331	—
Restricted cash, non-current	312	314
Other non-current assets	4,712	3,065
Total assets	$92,423	$185,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	2,239	1,911
Accrued expenses	8,026	9,785
Loan payable, current	11,627	20,907
Contract liabilities, current	1,654	—
Operating lease liability, current	1,153	1,189
Stock repurchase liability	10,000	—
Litigation settlement contingency	8,500	—
Other current liabilities	27	5,075
Total current liabilities	43,226	38,867
Contract liabilities, non-current	1,026	1,554
Loan Payable, non-current	2,404	—
Warrant liability	564	5,749
Operating lease liability, non-current	6,131	7,284
Other non-current liabilities	465	483
Total non-current liabilities	10,590	15,070
Total liabilities	53,816	53,937
Commitment and Contingencies (Note 12)
Shareholders’ equity:
Common stock, $0.00001 par value; 250,000,000 shares authorized and 84,441,153 issued and outstanding as of December 31, 2022; 250,000,000 shares authorized and 81,211,781 issued and outstanding as of December 31, 2021	1	1
Additional paid-in capital	342,733	340,570
Accumulated deficit	(304,127)	(208,683)
Total shareholders’ equity	38,607	131,888
Total liabilities and shareholders’ equity	$92,423	$185,825

MOMENTUS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(95,444)	$120,654
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,090	1,092
Amortization of debt discount and issuance costs	2,690	11,729
Amortization of right-of-use asset	1,163	1,285
Decrease in fair value of warrants	(5,185)	(37,330)
Decrease in fair value of SAFE notes	—	(209,291)
Impairment of prepaid launch costs	—	9,450
Litigation settlement, net	4,500	—
Loss on disposal of fixed and intangible assets	168	17
Stock-based compensation expense	11,580	18,452
Changes in operating assets and liabilities:
Prepaids and other current assets	(2,206)	(14,373)
Other non-current assets	(147)	(325)
Accounts payable	373	1,562
Accrued expenses	(1,540)	7,042
Accrued interest	131	—
Other current liabilities	(5,020)	4,810
Contract liabilities	1,126	(1,071)
Lease liability	(1,189)	(426)
Other non-current liabilities	23	11
Net cash used in operating activities	(87,887)	(86,712)

Cash flows from investing activities:
Purchases of property, machinery and equipment	(583)	(2,972)
Proceeds from sale of property, machinery and equipment	34	—
Purchases of intangible assets	(184)	(118)
Net cash used in investing activities	(733)	(3,090)

Cash flows from financing activities:
Proceeds from issuance of SAFE notes	—	30,853
Proceeds from issuance of loan payable	—	25,000
Proceeds from exercise of stock options	574	336
Proceeds from employee stock purchase plan	271	—
Repurchase of Section 16 Officer shares for tax coverage exchange	(331)	(151)
Payment of loan payable	(9,697)	(1,500)
Payment of debt issuance costs	—	(144)
Payment of warrant issuance costs	—	(31)
Payment of deferred offering costs	(331)	—
Payment for repurchase of common shares	—	(40,000)
Proceeds from issuance of common shares in PIPE	—	110,000
Payments of issuances costs related to PIPE	—	(4,416)
Proceeds from issuance of common stock upon Business Combination	—	128,167
Payments for issuance costs related to Business Combination	—	(21,285)
Net cash (used in) provided by financing activities	(9,514)	226,829

(Decrease) Increase in cash, cash equivalents and restricted cash	(98,134)	137,027
Cash, cash equivalents and restricted cash, beginning of period	160,547	23,520
Cash, cash equivalents and restricted cash, end of period	$62,413	$160,547

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock related to conversion of SAFE notes	$—	$136,001
Issuance of common stock related to exercise of warrant liabilities	$—	$6,999
Reclassification of deferred offering costs	$—	$2,610
Assumption of merger warrants liability	$—	$31,225
Operating lease right-of-use assets in exchange for lease obligations	$—	$8,501
Stock repurchase liability fair value	$10,000	$—

Supplemental disclosure of cash flow information
Cash paid for income taxes	$—	$1
Cash paid for interest	$2,440	$2,500

Reclassifications
Certain reclassifications have been made to the prior year’s financial statements to conform to the current year’s presentation. None of the reclassifications have changed the total assets, liabilities, shareholders’ deficit, income, expenses or net losses previously reported.
Use of Non-GAAP Financial Measures (unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. The Company defines non-GAAP selling, general, and administrative expenses and research and development expenses as those respective GAAP amounts, excluding stock-based compensation and non-recurring items not indicative of core operating performance None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.
The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company that is helpful in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.
Full year adjusted EBITDA
A reconciliation of adjusted EBITDA to net loss for the years ended December 31, 2022 and December 31, 2021 is set forth below:

	Year Ended December 31,
(in thousands)	2022	2021
Net Income (Loss)	$(95,444)	$120,654
Income tax expense	—	2
Interest income	(522)	(2)
Interest expense	5,262	14,229
Depreciation & amortization	1,090	1,092
EBITDA	(89,614)	135,975
(Decrease) increase in fair value of SAFE notes	—	(209,291)
(Decrease) increase in fair value of warrants	(5,185)	(37,330)
Realized loss on disposal of assets	168	17
SEC settlement	—	7,000
Litigation settlement, net	4,500	—
Transaction costs allocated to warrant liability	—	4,780
Investment banking fees related to SAFE financing	—	175
Prepaid launch deposit impairment	—	9,450
SEC and CFIUS legal expenses	1,740	10,038
Reduction in SEC and CFIUS legal expenses due to fee dispute resolution	—	(2,551)
Class action litigation legal expenses	2,659	852
Other non-recurring litigation legal expense	1,736	—
SEC compliance costs	2,268	1,073
NSA compliance costs	2,530	1,835
Severance and other non-recurring expenses	421	136
Stock-based compensation	11,580	18,452
Adjusted EBITDA	$(67,197)	$(59,389)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the years ended December 31, 2022 and December 31, 2021 is set forth below:

	Year Ended December 31,
(in thousands)	2022	2021
Selling, general, and administrative expenses	$49,827	$48,905
Stock-based compensation	9,446	16,111
SEC and CFIUS legal expenses	1,740	10,038
Reduction in SEC and CFIUS legal expenses due to fee dispute resolution	—	(2,551)
Class action litigation legal expenses	2,659	852
Other non-recurring litigation legal expense	1,736	—
SEC compliance costs	2,268	1,073
NSA compliance costs	2,530	1,835
Severance and other non-recurring expenses	155	63
Non-GAAP selling, general, administration expenses	$29,293	$21,484
A reconciliation of research and development expenses to non-GAAP research and development expenses for the years ended December 31, 2022 and December 31, 2021 is set forth below:

	Year Ended December 31,
(in thousands)	2022	2021
Research and development expenses	$41,721	$51,321
Prepaid launch deposit impairment	—	9,450
Stock-based compensation	2,134	2,341
Severance and other non-recurring expenses	388	74
Non-GAAP Research and development expenses	$39,199	$39,456

Quarterly adjusted EBITDA
A reconciliation of adjusted EBITDA to net loss for the three months ended December 31, 2022, December 31, 2021, and September 30, 2022, is set forth below:

	Three Months Ended
(in thousands)	December 31, 2022	December 31, 2021	September 30, 2022
Net Income (Loss)	$(24,440)	$(2,729)	$(21,298)
Income tax expense	—	1	—
Interest income	(489)	—	(28)
Interest expense	1,096	5,544	1,261
Depreciation & amortization	259	324	253
EBITDA	(23,574)	3,140	(19,812)
(Decrease) increase in fair value of warrants	(1,803)	(27,505)	(1,579)
Realized loss on disposal of assets	54	17	45
Litigation settlement, net	4,500	—	—
SEC and CFIUS legal expenses	161	464	279
Reduction in SEC and CFIUS legal expenses due to fee dispute resolution	—	(2,551)	—
Class action litigation legal expenses	755	797	621
Other non-recurring litigation legal expense	1,004	—	447
SEC compliance costs	76	1,073	20
NSA compliance costs	233	905	487
Severance and other non-recurring expenses[1]	—	(13)	90
Stock-based compensation	3,044	7,265	3,289
Adjusted EBITDA	$(15,550)	$(16,408)	$(16,113)
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid
A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three months ended December 31, 2022, December 31, 2021, and September 30, 2022, is set forth below:

	Three Months Ended
(in thousands)	December 31, 2022	December 31, 2021	September 30, 2022
Selling, general, and administrative expenses	$10,929	$13,103	$11,184
Stock-based compensation	2,534	5,109	2,552
SEC and CFIUS legal expenses	161	464	279
Reduction in SEC and CFIUS legal expenses due to fee dispute resolution	—	(2,551)	—
Class action litigation legal expenses	755	797	621
Other non-recurring litigation legal expense	1,004	—	447
SEC compliance costs	76	1,073	20
NSA compliance costs	233	905	487
Severance and other non-recurring expenses[1]	—	(13)	52
Non-GAAP selling, general, administration expenses	$6,166	$7,318	$6,726
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended December 31, 2022, December 31, 2021, and September 30, 2022, is set forth below:

	Three Months Ended
(in thousands)	December 31, 2022	December 31, 2021	September 30, 2022
Research and development expenses	$10,283	$11,574	$10,571
Stock-based compensation	510	2,156	737
Severance and non-recurring expenses	—	—	38
Non-GAAP Research and development expenses	$9,773	$9,418	$9,796
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid
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press@momentus.space

For investor relations inquiries:
investors@momentus.space